UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2013 (June 17, 2013)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On June 17, 2013, Pebblebrook Hotel Trust (the “Company”) held its 2013 Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy, were:

(i)	to elect the trustees of the Company to serve until its 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2013; and

(iii)	to approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.
All of the nominees were elected, the ratification to select the independent registered public accountants was approved and the compensation of the Company’s named executive officers was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jon E. Bortz	55,184,932	770,242	2,226,661
Cydney C. Donnell	55,720,070	235,104	2,226,661
Ron E. Jackson	55,791,485	163,689	2,226,661
Phillip M. Miller	55,719,697	235,477	2,226,661
Michael J. Schall	55,703,171	252,003	2,226,661
Earl E. Webb	55,790,504	164,670	2,226,661
Laura H. Wright	55,721,273	233,901	2,226,661

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
57,481,506	690,877	9,452
Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
55,319,444	618,370	17,360

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

June 18, 2013	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary